UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2019

B. RILEY PRINCIPAL MERGER CORP.

(Exact name of registrant as specified in its charter)

Delaware	001- 38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue, 21st Floor

New York, New York 10171

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 457-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	BRPM.U	The New York Stock Exchange
Class A common stock, $0.0001 par value per share	BRPM	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock	BRPM WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 12, 2019, B. Riley Principal Merger Corp., a Delaware corporation (the “Company” or “BRPM”), BR Canyon Merger Sub Corp., a wholly-owned subsidiary of the Company and a Michigan corporation (“Merger Sub”), Alta Equipment Holdings, Inc., a Michigan corporation (“Alta”), and Ryan Greenawalt (“Greenawalt”) entered into an agreement and plan of merger (as the same may be amended from time to time, the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Alta, the separate corporate existence of Merger Sub will thereupon cease, and Alta will become a wholly-owned subsidiary of BPRM. The transactions contemplated by the Merger Agreement are collectively referred to herein as the “business combination.” Upon the closing of the business combination (the “Closing”), the Company will change its name to “Alta Equipment Group Inc.”

Subject to the terms and conditions set forth in the Merger Agreement, BRPM will pay off the existing gross debt of Alta, which is anticipated to be approximately $295 million, and Alta’s equityholders, which include Greenawalt (the “Sellers”), will receive aggregate consideration with a value equal to $119 million, which will consist of (i) $43 million in cash and (ii) $76 million of shares of the Company’s common stock, or 7,600,000 shares valued at $10.00 per share.

Concurrently with and contingent upon the closing of the business combination and pending negotiation of definitive agreements, Alta intends to consummate the acquisition of two entities, each of which is currently under non-binding letter of intent, for an aggregate purchase price of approximately $95 million, to be funded by equity and debt proceeds raised by the Company in connection with the business combination.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made representations, warranties and covenants that are customary for transactions of this nature. The representations and warranties of the respective parties to the Merger Agreement will survive the Closing for the times specified in the Merger Agreement.

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things, approval by the Company’s stockholders of the Merger Agreement and the business combination, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any other necessary permits, approvals, clearances, and consents of, or filings with, any governmental or regulatory authorities being procured or made, as applicable. In addition, Closing is subject to the conditions that (i) the Company or Alta obtain debt commitment letters with financial institutions to permit the Company or Alta to obtain credit facilities equal to an aggregate of at least $310 million prior to the Closing (the “debt financing”), (ii) the Company has an aggregate of at least $143 million of cash available from the trust account (the “trust account”) established in connection with the Company’s initial public offering (the “IPO”) and from equity financing sources and (iii) Alta’s EBITDA is at least $72.5 million, as measured at such time and pursuant to the terms of the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time prior to the Closing by the mutual written consent of the parties and in certain other circumstances, including, if the business combination has not been consummated by June 11, 2020 and the delay in closing is not due to the material breach of the Merger Agreement by the party seeking termination.

The foregoing description of the Merger Agreement and the business combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Alta or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures schedules made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Registration Rights Agreement

In connection with the Closing, the Company and Greenawalt will enter into a Registration Rights Agreement. Under the Registration Rights Agreement, the Company will have certain obligations to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all or any portion of the shares of common stock that the Sellers received pursuant to the Merger Agreement (collectively, the “Registrable Securities”). The Company is required to, within 45 days after consummation of the business combination, file a registration statement registering the resale of the Registrable Securities. Additionally, Greenawalt may demand an unlimited number of underwritten offerings for all or part of the Registrable Securities. Holders of the Registrable Securities will also have certain “piggy-back” registration rights with respect to registration statements and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Registration Rights Agreement will not contemplate the payment of penalties or liquidated damages as a result of a failure to register, or delays with respect to the registration of, the Registrable Securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, a form of which is attached hereto as Exhibit I to the Merger Agreement.

Subscription Agreements

In order to help meet the condition under the Merger Agreement that the Company has at least $143 million of cash available upon the closing of the business combination, the Company entered into subscription agreements with institutional and accredited investors (the “PIPE investors”), which include affiliates of B. Riley Financial, Inc., on December 12, 2019, pursuant to which such investors have agreed to purchase, immediately prior to the Closing, an aggregate of $35,000,000 of the Company’s shares of Class A common stock at a price of $10.00 per share, or an aggregate of 3,500,000 shares of Class A common stock, subject to certain conditions, including the approval of the business combination. As an inducement to enter into the subscription agreements, the PIPE investors that are not affiliated with B. Riley Financial, Inc. will receive an aggregate of 142,895 additional shares of the Company’s Class A common stock (the “incentive shares”) and an aggregate of 1,018,125 of the Company’s warrants, and the Sponsor will forfeit an equal number of shares of Class B common stock (the “founder shares”) to the Company for cancellation and B. Riley Principal Investments, LLC (“BRPI”), an affiliate of B. Riley Principal Sponsor Co., LLC, the Company’s sponsor (the “Sponsor”), or its designees will transfer an equal number of warrants to the Company. The PIPE investors will be entitled to certain registration rights as set forth in the Subscription Agreements.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreements, a form of which is attached hereto as Exhibit 10.1

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) with respect to the issuance of shares of common stock in connection with the transactions contemplated by the business combination is incorporated by reference herein. The shares of common stock issuable in connection with the transactions contemplated by the business combination will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On December 12, 2019, the Company and Alta issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is furnished hereto as Exhibit 99.1.

Furnished as Exhibit 99.2 hereto is an investor presentation, dated December 12, 2019, that will be used by the Company with respect to the business combination.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report shall not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibits 99.1 and 99.2.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, BRPM intends to file preliminary and definitive proxy statements with the Securities and Exchange Commission (the “SEC”). The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of BRPM as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. BRPM stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with BRPM’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination, because the proxy statement will contain important information about BRPM, Alta and the proposed business combination. When available, the definitive proxy statement will be mailed to BRPM stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by BRPM when and if available, can be obtained free of charge by directing a written request to B. Riley Principal Merger Corp., 299 Park Avenue, 21st Floor, New York, New York 10171 or by telephone at (212) 457-3300.

Participants in the Solicitation

BRPM and Alta and their respective directors and executive officers may be deemed participants in the solicitation of proxies of BRPM stockholders in connection with the proposed business combination. Information about such persons, including their names and a description of their interests in BRPM, Alta and the proposed business combination, as applicable, will be set forth in the proxy statement for the proposed business combination, when it becomes available. The proxy statement will be available free of charge at the SEC’s website at www.sec.gov, or by directing a request to B. Riley Principal Merger Corp., 299 Park Avenue, 21st Floor, New York, New York 10171 or by telephone at (212) 457-3300.

Forward-Looking Statements

This Current Report includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the parties’ ability to effect the business combination; the benefits of the business combination; the future financial performance of BRPM following the business combination; and changes in Alta’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this Current Report, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and BRPM and Alta do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against BRPM or Alta following announcement of the proposed business combination and related transactions; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of BRPM or satisfy other conditions to the closing of the proposed business combination and the inability to complete Alta’s acquisitions under letters of intent due to the failure to satisfy the conditions to closing such acquisitions; (4) the ability to obtain or maintain the listing of the Company’s shares of Class A common stock on the New York Stock Exchange following the proposed business combination; (5) the risk that the proposed business combination disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the Company business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that BRPM or Alta may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement to be filed by BRPM with the SEC in connection with the proposed business combination, including those under “Risk Factors” therein, and other factors identified in BRPM’s prior and future filings with the SEC, available at www.sec.gov.

No Offer or Solicitation

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination and other transactions described herein or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Merger Agreement, dated as of December 12, 2019, by and among B. Riley Principal Merger Corp., BR Canyon Merger Sub Corp., Alta Equipment Holdings, Inc. and Ryan Greenawalt.
10.1	Form of Subscription Agreement.
99.1	Joint Press Release, dated as of December 12, 2019.
99.2	Investor Presentation, dated as of December 12, 2019.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. RILEY PRINCIPAL MERGER CORP.

Dated: December 13, 2019	By:	/s/ Daniel Shribman
Name: Daniel Shribman
Title: Chief Financial Officer